UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2011
Penn Millers Holding Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, P.O. Box P Wilkes-Barre, Pennsylvania	18773

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 233-8347
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On November 10, 2011, Penn Millers Holding Corporation issued a press release containing financial information regarding its results of operations and financial condition for the three and nine months ended September 30, 2011. The press release also contained information regarding the financial impact of a large loss that occurred in October 2011.
A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Important Information for Investors and Shareholders

In connection with the previously announced proposed merger between the Company and ACE American Insurance Company (the “Merger”), the Company has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by the Company at the SEC’s web site at http://www.sec.gov or at the Company’s web site at http://www.pennmillers.com. The proxy statement and such other documents may also be obtained at no cost from the Company by directing such request to Penn Millers Holding Corporation, 72 North Franklin Street, P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016, or by telephone at (800) 233-8347.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger. Information concerning the interests of those persons is set forth in the Company’s proxy statement relating to the special meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of Penn Millers Holding Corporation, dated November 10, 2011
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN MILLERS HOLDING CORPORATION
Dated: November 10, 2011	By:	/s/ Michael O. Banks
Michael O. Banks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Penn Millers Holding Corporation, dated November 10, 2011